  Exhibit 99.1

PEDEVCO Raises $25 Million Through Private Offering to Fund Permian Basin Development and Acquisitions

Houston, Texas, September 18, 2019 – PEDEVCO Corp. (NYSE American: PED) (the “Company”) today announced that it has raised an aggregate of $25 million of unrestricted cash through the sale of restricted common stock, including $12 million at approximately $1.43 per share from Mr. Viktor Tkachev, a seasoned oil and gas industry executive and investor who formerly served in several executive level positions at various oil companies which merged with BP, and $13 million at approximately $1.58 per share from SK Energy LLC, an investment firm owned by Dr. Simon Kukes, the Company’s Chief Executive Officer. The Company plans to use the proceeds from these offerings to fund its continued Permian Basin development program and additional acquisition activities.

Dr. Simon Kukes, the Company’s Chief Executive Officer, commented, “We are pleased with Mr. Tkachev’s investment in our Company. As a respected and knowledgeable oil and gas investor and professional, we believe his investment demonstrates confidence in the Company and its management team, assets, growth plan, and the significant value proposition we offer investors. With more than $30 million of free cash and no debt, this investment allows the Company to complete its 2019 development plan and gives us flexibility to begin our 2020 development plan and intensify our pursuit of transformational acquisitions in the Permian Basin. We are currently in the process of completing 5 additional horizontal San Andres wells in the Permian, which we anticipate to complete in 2019 as planned, as well as participating in several non-operated projects on our DJ Basin asset.”

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

PEDEVCO Corp.

1-713-221-1768

PR@pedevco.com